UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)
Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  000-52594

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2010, Gran Tierra Energy Inc. (“Gran Tierra”) and Solana Resources Limited, a wholly-owned indirect subsidiary of Gran Tierra (“Solana”), entered into a $100,000,000 credit facility pursuant to a Credit Agreement, dated as of July 30, 2010, by and among Gran Tierra, Solana, BNP Paribas, as administrative agent and global coordinator, and the lenders from time to time party thereto (the “Credit Agreement”).  Availability under the Credit Agreement is determined by a proven reserves-based borrowing base, and remains subject to the satisfaction of conditions precedent set forth in the Credit Agreement.  The Credit Agreement has a three-year term commencing on the date on which the conditions precedent are satisfied.  The initial borrowing base is $20,000,000, and the borrowing base will be re-determined semi-annually based on reserve evaluation reports, subject to a maximum of $100,000,000.  The Credit Agreement includes a letter of credit sub-limit of up to $20,000,000.  Amounts drawn down under the Credit Agreement bear interest, at Gran Tierra’s option at a eurodollar rate plus 3.5% per annum, or an alternate base rate plus 2.5% per annum.  Undrawn amounts under the Credit Agreement bear interest at 1.5% per annum, based on the average daily amount of unused commitments.  A letter of credit participation fee of 1.75% per annum will accrue on the average daily amount of letter of credit exposure.  Under the terms of the Facility, Gran Tierra is required to maintain compliance with specified financial and operating covenants.

In connection with entering into the Credit Agreement, and as a condition precedent to borrowing loans thereunder, Gran Tierra, Solana, and certain of Gran Tierra’s other direct and indirect subsidiaries expect to enter into certain ancillary agreements (the “Related Agreements”), including but not limited to:

∙	a guarantee and collateral agreement;

∙	a pledge agreement over economic rights of Solana Petroleum Exploration (Colombia) Limited (“Solana Petroleum Exploration”) under concession rights to which it is a party;

∙	a pledge agreement over economic rights of Gran Tierra Energy Colombia, Ltd. (“Gran Tierra Energy Colombia”) under concession rights to which it is a party;

∙	equitable charges over the shares of Solana Petroleum Exploration, Gran Tierra Energy International Holdings Ltd. and Gran Tierra Energy Cayman Islands Inc.;

∙	a general security agreement executed and delivered by each of Solana, Gran Tierra and Gran Tierra Exchangeco Inc. (“GTE Exchangeco”) in favor of the Administrative Agent;

∙
one or more securities pledge agreements executed and delivered by Gran Tierra Exchangeco and Gran Tierra Callco ULC respecting all of the issued and outstanding shares in Solana and Gran Tierra Exchangeco;

∙	a deposit account control agreement among Gran Tierra Energy Colombia, the Administrative Agent and JPMorgan Chase Bank, N.A.;

∙	a deposit account control agreement among Solana Petroleum Exploration, the Administrative Agent and BNP Paribas New York Branch, as depositary; and

∙	Release of Share Pledge Agreement, dated as of August 24, 2009, by and between Gran Tierra and Standard Bank.

The full text of the Credit Agreement is filed as Exhibit 10.1 hereto.

Item 5.02.          Departure of Directors or Certain Officers; Election of Direcotrs; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, Walter Dawson, a director of Gran Tierra, resigned as a director, such resignation to be effective at the close of business on August 4, 2010.

Item 9.01.          Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 30, 2010, among Solana Resources Limited, Gran Tierra Energy Inc., the Lenders party thereto, and BNP Paribas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2010	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin Eden
Martin Eden
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 30, 2010, among Solana Resources Limited, Gran Tierra Energy Inc., the Lenders party thereto, and BNP Paribas.